                               SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No.     )
                                                                  ----

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement      [  ] Confidential, For Use of the
                                           Commission Only
[X]  Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to  Rule 14a-11(c) or Rule 14a-12


                                 PERCEPTRONICS, INC.
                   ------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


       ------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



     (1)  Title of each class of securities to which transaction applies:
                                                                              ------------------------------

     (2)  Aggregate number of securities to which transaction applies:
                                                                              ------------------------------

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                              ------------------------------

     (4)  Proposed maximum aggregate value of transaction:
                                                                              ------------------------------

     (5)  Total fee paid:
                                                                              ------------------------------

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 ---------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       -----------------------
     (3)  Filing Party:
                       -------------------------------------------------------
     (4)  Date Filed:
                     ---------------------------------------------------------

                                 PERCEPTRONICS, INC.

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on September 11, 1998



To The Stockholders:

     The Annual Meeting of Stockholders of Perceptronics, Inc. (the "Company") will be held at the Company's offices located at 21010 Erwin Street, Woodland Hills, California, on September 11, 1998, at 10:00 a.m. for the following purposes:

     1. To elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Board of Directors' nominees are Dr. Gershon Weltman, Steven P. Corda, Dr. Amos Freedy, Michael L. Laney, Dr. John Lyman, Robert Parker and Stanley B. Schneider; and

     2. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business, July 20, 1998, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     EVEN THOUGH YOU MAY EXPECT TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                   GERSHON WELTMAN
                                      Secretary

July 29, 1998

                                 PERCEPTRONICS, INC.
                                  21010 Erwin Street
                           Woodland Hills, California 91367

                                   --------------

                                   PROXY STATEMENT

                                   --------------

                                 GENERAL INFORMATION

SOLICITATION, REVOCATION AND VOTING OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Perceptronics, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on September 11, 1998, at the Company's offices located at 21010 Erwin Street, Woodland Hills, California, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders on or about July 30, 1998.

     The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR the Board's nominees for director. As to any other matter of business which may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

     The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record of the Company's Common Stock as of the close of business on July 20, 1998 will be entitled to vote at the Meeting. On July 20, 1998, there were outstanding 5,154,041 shares of Common Stock, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders (other than the election of directors), but broker non-votes are not counted in determining whether a proposal has been approved. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

     In the election of directors only, each stockholder has the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares he is entitled to vote, or to distribute his votes on the same principle among as many candidates as he sees fit. No stockholder is entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any stockholder has given notice at the meeting prior to the voting of such stockholder's intention to cumulate his votes. See "Stockholder Proposals." The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors.

     If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to cumulate and distribute votes among the nominees with respect to which authority was not withheld or, if the proxy either was not marked or was marked for all nominees, among all nominees. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

                                ELECTION OF DIRECTORS

     The seven directors to be elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders and until the election of their respective successors. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

     Set forth below is information concerning the nominees for director:

     DR. GERSHON WELTMAN (age 61) served as President and a Director of the Company from 1969 until 1982, when he became Chief Executive Officer and Chairman of the Board. Dr. Weltman was an original founder of the Company in 1969. Prior to that, Dr. Weltman was a member of the engineering faculty at the University of California, Los Angeles, where he taught human factors engineering and other courses, and an independent consultant to industry in the areas of human factors and biomedical engineering. At Perceptronics, in addition to his executive role, Dr. Weltman has served as scientific and/or technical director for a large number of R&D programs. His work has focused on developing innovative computer-based simulators for individual and team training. Dr. Weltman is currently serving his second two-year term on the U.S. Army Science Board, a group that advises the U.S. Army on scientific and technological issues. Dr. Weltman received a Ph.D. degree in engineering in 1962 from the UCLA.

     MR. STEVEN P. CORDA (age 36) has over 14 years experience in the telecommunications industry. For the past two years he has held the position of Assistant Director, New Ventures, at Hughes Electronics Corporation. His responsibilities include developing new business opportunities within the Hughes Electronics business units, focusing on the rapidly evolving global telecommunications landscape. Before joining Hughes, Mr. Corda was the General Manager, Satellite Systems and Services, for Binariang Sdn. Bhd., a multi-service telecommunications provider in Malaysia from 1995 to 1996. From 1994 to 1995, Mr. Corda managed international business development efforts at US WEST, Inc., the parent company of Binariang Sdn. Bhd. Before joining US WEST, Inc., Mr. Corda was a systems engineer at Hughes Aircraft Company from 1984 to 1994. Mr. Corda holds a BSEE degree from Michigan Technological University and a MSEE from the University of Southern California. He is currently pursuing an Executive MBA degree at the Anderson School, UCLA.

     DR. AMOS FREEDY (age 59) is an original founder of Perceptronics. He is currently the Managing Director of American Medical Laboratories, Ltd., of Tel Aviv, Israel, a position he has held for the past year. Dr. Freedy was a Director and executive officer of Perceptronics from 1969 to 1995. He held the positions of President and Chief Operating Officer of Perceptronics from 1984 until he retired from the Company in 1995. Dr. Freedy specializes in robotics and the practical applications of artificial intelligence technology, and was also the first director of Perceptronics' ongoing, successful R&D program in the area of High Level Architecture software for simulator networking. Dr. Freedy received a PhD in engineering in 1969 from UCLA.

     MR. MICHAEL L. LANEY (age 52) has been Vice President and Chief Financial Officer of Distinguished Appliances, Inc. (dba Dacor), a manufacturer and distributor of high-end kitchen appliances, for approximately one year. Prior to joining Dacor, Mr. Laney was a principal in Laney and Associates, a consulting firm. From 1994 to 1997, Mr. Laney served as Senior Vice President of Operations for Warner Bros. Feature Animation, where he founded the division which produced the films SPACE JAM, released in 1997, and QUEST FOR CAMELOT, released in 1998. From 1992 to 1994, Mr. Laney worked for The Walt Disney Company as Vice President of their Feature Animation division. In addition to his expertise in the entertainment field, Mr. Laney has a broad background as a financial and operations executive in the aerospace, electronics and manufacturing industries, having worked for both public and private companies. Mr. Laney also serves as a facilitator for the American Management Association teaching courses for the President's Association. Mr. Laney was an Assistant Professor of Accounting and taught for many years at California State University, Northridge, California. He holds an MBA degree from UCLA and a BS degree with honors from California State University, Northridge.

     DR. JOHN LYMAN (age 77) has been a Director of the Company since 1969, and served as Chairman of the Board of Directors from 1969 until 1982. From 1969 to 1997 Dr. Lyman served as a consultant on management and new program development to the Company. In 1994, Dr. Lyman retired as a Professor Emeritus from UCLA where he was a Professor of Engineering and Applied Science and Professor of Psychology since 1950. He is a founding member and past president of the Human Factors Society and the Biomedical Engineering Society. Dr. Lyman received a PhD in psychology in 1957 from UCLA.

     MR. STANLEY B. SCHNEIDER (age 62) has been a Director of the Company since 1972. Mr. Schneider is a Certified Public Accountant and has been a partner in the Los Angeles accounting firm of Gursey, Schneider and Company for more than five years. Mr. Schneider is also a director of the Golden West Baseball Co., Golden West Broadcasters, Inc., Chicago Pizza & Brewery, Inc., Jerry's Famous Deli, Inc., The Autry Museum of Western Heritage and P.A.T.H. Mr. Schneider received a B.A. degree in 1958 from UCLA.

     MR. ROBERT PARKER (age 69) has been a Director of the Company since 1992. Mr. Parker is President and Chief Operating Officer of The Flyer Group, Inc., a manufacturer of high-performance military scout vehicles, a position he has held for the past two years. He is also President of Outstanding Futures, Inc., a consulting firm, a position he has held for the past eight years. In 1990, Mr. Parker retired as Executive Vice President of LTV Aerospace and Defense Company, where he had served more than a dozen years in senior management capacities, including president of its missile division. As a recognized authority on research, science and engineering for the defense industry, Mr. Parker has served on the Defense Science Board since 1985. This advisory panel, appointed by the U.S. Secretary of Defense, provides independent scientific evaluations of advanced defense systems. Mr. Parker also serves on the Advisory Board of Directors for the Association of the U.S. Army, on the Land Warfare Committee, and as a director of the American Defense Preparedness Association. From 1973 to 1977, he was principal deputy director of defense research and engineering in the U.S. Department of Defense. Mr. Parker received a MS degree in 1956 from UCLA.

INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

     The Company's Board of Directors held three meetings during the fiscal year ended March 31, 1998. Stanley Schneider did not attend one of such meetings. The members of the Audit Committee are Dr. John Lyman and Stanley Schneider. The Audit Committee is responsible for periodically reviewing the financial condition, and the results of audit examinations, of the Company with its independent accountants. The Audit Committee did not meet during the last fiscal year. The responsibilities of the Compensation Committee include reviewing and recommending to the Board the compensation, bonuses and employee benefits of senior management. The Compensation Committee did not meet during the last fiscal year. The Company does not have a nominating committee.

DIRECTORS' COMPENSATION

     Directors are not paid fees for attending Board of Directors or committee meetings, but they are reimbursed their out-of-pocket expenses for attending such meetings.

     On April 1 of each year, each non-employee director of the Company has automatically received stock options to purchase 2,000 shares of Common Stock under the Company's 1988 Directors' Stock Option Plan, except for Julius Uhlaner, a former director, who received options for 4,000 shares. The options have a term of five years after the date of grant (subject to earlier termination in certain events) and are fully exercisable at the time of grant. The exercise price is 100% of the fair market value of the Common Stock on the date of grant ($.11 on April 1, 1997).

                                  EXECUTIVE OFFICERS

     The following information is provided with respect to the Company's current executive officers. Officers serve at the discretion of the Board of Directors.

     DR. GERSHON WELTMAN (age 61) has served as Chief Executive Officer and Chairman of the Board since 1982. See "Election of Directors."

     MR. THOMAS J. LUBACZEWSKI (age 51) is Senior Vice President, Training Systems and Chief Operating Officer with specific responsibility for training system programs at the Company. He was appointed Chief Operating Officer in January 1997. Prior to joining the Company in 1984, Mr. Lubaczewski served as a Lieutenant Colonel in the U.S. Army, where he directed development and use of command training simulators in the Army's simulation center in Ft. Leavenworth, Kansas.

     DR. RICHARD E. VESTEWIG (age 51) joined the Company in 1987 and has served as Senior Vice President Software Systems since 1996. He is responsible for the management of software systems, including ongoing work on interactive simulation protocols and HLA/R.I. prototype application development, and knowledge-based process management software. Prior to joining the Company, he was employed at Honeywell Systems and Research
Center, where he led development of voice recognition and CGI programs. He holds a Ph.D. from the University of Michigan and a B.A. from Yale University.

     MR. ROBERT E. ANDERSON (age 56) was appointed Senior Vice President Finance and Chief Financial Officer in August 1997. During the preceding year, Mr. Anderson worked for the Company in a financial consulting capacity. Mr. Anderson previously served as a consultant to Parnelli Jones Inc. from January 1996 to August 1997 and as Director of Finance for Whittaker Corporation from May 1993 to September 1995. From 1984 to 1992, Mr. Anderson served as Director of Finance for TransTechnology Corporation. He is a CPA and holds an MBA degree from Pepperdine University.

                                EXECUTIVE COMPENSATION

     The following tables provide information concerning the compensation of the Chief Executive Officer and each other executive officer whose total salary and bonus exceeded $100,000 in the fiscal year ended March 31, 1998 (the "Named Officers").

SUMMARY COMPENSATION TABLE



                                            Annual             Long-term
                                          Compensation       Compensation
                                         ---------------  ---------------------
 Name and                         Fiscal                  Securities Underlying    All Other
 Principal Position                Year  Salary(1)  Bonus      Options (#)        Compensation
 ------------------                ----  ---------  ----- ----------------------  ------------

 Dr. Gershon Weltman,              1998   $162,741   -0-        45,000            $17,433(2)
 Chief Executive Officer           1997    108,537   -0-         -0-               17,433(2)
                                   1996    177,442   -0-         -0-               20,561(2)

 Thomas Lubaczewski, Senior Vice   1998    125,297  10,000      20,000             -0-
 President and Chief Operating     1997    107,494   -0-         -0-               -0-
 Officer                           1996     97,764   -0-         -0-               -0-

 Richard E. Vestewig,              1998    101,826   -0-        15,000             -0-
 Senior Vice President             1997     91,464   -0-         -0-               -0-
                                   1996     89,125   -0-         -0-               -0-

---------------------------------

(1) Includes amounts deferred under to the Company's 401(K) Plan and payments for vacation in lieu of time off.

(2) Represents premiums for life and disability insurance for the benefit of Dr. Weltman.


FISCAL YEAR 1998 OPTION GRANTS




                                                 % of Total
                       Number of Securities     Options Granted    Exercise
                        Underlying Options      to Employees in    Price Per   Expiration
      Name                   Granted (1)          Fiscal Year      Share (2)      Date
-------------------     ------------------      ---------------    ---------  ------------
 Dr. Gershon Weltman         40,000               23%               $.47       3/9/03
                              5,000                3                 .18      9/30/02

 Thomas J.                   15,000                9                 .47       3/9/03
 Lubaczewski                  5,000                3                 .18      9/30/02

 Richard E. Vestewig         10,000                6                 .47       3/9/03
                              5,000                3                 .18      9/30/02


-------------------------

(1) The options which expire March 9, 2003, are 100% vested and the options which expire September 30, 2002 vest in 20% installments beginning on the grant date. The options are subject to earlier termination in the event of termination of employment, death and certain corporate events. Under the terms of the Company's Stock Option Plans, the Stock Option Committee may modify the terms of outstanding options, including the exercise price and vesting schedule.

(2)  Fair market value of the Common Stock on the grant date.

FISCAL YEAR-END OPTION VALUES


                      Number of Securities Underlying     Value of Unexercised
                         Unexercised Options Held at      In-the-Money Options
         Name                Fiscal Year-End              at Fiscal Year-End(1)
   ---------------    -------------------------------  ---------------------------
                        Exercisable  Unexercisable     Exercisable   Unexercisable
                        -----------  -------------     -----------   -------------

 Dr. Gershon Weltman         53,800          4,200       $2,340          $1,360
 Thomas J. Lubaczewski       28,800          5,200        1,770           1,530
 Richard E. Vestewig         20,800          5,200        1,984           1,646


-------------------------

(1) Represents the difference between the aggregate market value on March 31, 1998 ($.52 per share) and the aggregate exercise price.


     There were no options exercised by officers during fiscal 1998.

     Under the terms of the Company's Stock Option Plans, in the event of the dissolution or liquidation of the Company, or any reorganization, merger or consolidation in which the Company is not the surviving corporation, or the sale of substantially all of the Company's assets or of more than 80% of its outstanding stock to another corporation or entity, all outstanding options will become fully exercisable 30 days prior to the effective date of any such transaction unless the options are assumed by the surviving or successor corporation.

EMPLOYMENT AGREEMENTS

     Dr. Gershon Weltman is employed pursuant to a five-year Employment Agreement with the Company which automatically renews for one-year periods unless notice is given by either party at least thirty days prior to August 1 of each year. The Agreement provides for a minimum annual base salary of $168,000, which is adjusted annually for increases in the Consumer Price Index for Los Angeles. In the event Dr. Weltman becomes permanently disabled during the term of the Agreement, he will be entitled to a minimum monthly disability benefit of approximately $8,000. If Dr. Weltman dies during the term of the Agreement, the Company will be entitled to a lump sum payment of $500,000 and his beneficiary a lump sum payment of $750,000. The Company is funding the disability and death benefits payable to Dr. Weltman with insurance policies. Dr. Weltman has the right to terminate his employment in the event of a change in control (as defined in the Agreement) of the Company if he determines in his sole discretion that such change would impair his ability to effectively discharge his duties or if his position is down-graded. If Dr. Weltman terminates his employment because of such a change of control, he will be entitled to receive in each of the three years following termination of employment an amount equal to 60%, 50% and 40%, respectively, of his base annual salary plus bonus, if any, for the year immediately preceding such termination payable in 36 monthly installments. During the term of his employment and during any period in which he receives severance benefits, Dr. Weltman may not directly or indirectly engage or participate in any business that is in competition with the Company.

     Thomas Lubaczewski is employed in the capacity of Senior Vice President and Chief Operating Officer pursuant to a three-year Employment Agreement dated January 1, 1997, which provides for a minimum base salary of $124,800 and a minimum $20,000 annual bonus that is contingent upon the Company achieving certain profit levels. As a signing incentive, he was issued 50,000 shares of common stock valued at $5,500. The agreement provides for annual stock option grants based on the Company's profitability. If his employment is terminated by the Company for reasons other than death, disability, criminal misconduct or gross neglect of duties, Mr. Lubaczewski is entitled to receive severance payments over twelve months based on an amount equal to 50%, 75% or 100% of his compensation for the preceding fiscal year, should the termination occur in the first year, second year or third year, respectively, of the agreement term.

                                 CERTAIN TRANSACTIONS

     In December 1993, the Company borrowed a total of $124,000 from certain officers and directors. As consideration for the loans, the Company issued promissory notes bearing interest at 6% and five-year warrants to purchase common stock at $.18 per share. In fiscal year 1997, $120,000 of the notes were canceled in consideration for the exercise of the warrants. There is one promissory note outstanding in the amount of $4,000 and an unexercised warrant for 22,222 shares held by a former officer. The number of shares issued to persons who were then executive officers and directors as a result of the warrant exercise is set forth below:


 Name                       Notes Retired       Common Shares Issued
 ----                       --------------      --------------------

 Gershon Weltman               $20,000                111,111
 Amos Freedy                    20,000                111,111
 John Lyman                     20,000                111,111
 Stanley B. Schneider           20,000                111,111
 Paul R. Chatelier              20,000                111,111
                                                      -------
                                                      555,555
                                                      -------
                                                      -------

     In July 1998, Eagle Capital, Ltd., a limited partnership, purchased 444,444 shares of Common Stock and warrants exercisable for 300,000 shares of Common Stock for $200,000 cash. The warrants are exercisable for 100,000 shares at $.75 per share until July 10, 1999, for 100,000 shares at $1.00 per share until January 10, 1999, and for 100,000 shares at $1.50 per share until January 10, 2000. Eagle Capital may also make a $200,000 convertible loan to the Company on terms to be negotiated.

     In March 1998, TWG, Inc. purchased 57,143 shares and warrants to purchase 82,143 shares for $20,000 cash and a commitment to provide additional funding. In June 1998, TWG, Inc. agreed to purchase 312,500 shares and warrants exercisable for 312,500 shares for $125,000 cash, payable in installments through October 1998. The warrants held by TWG, Inc. have a five-year term and are exercisable for $.57 per share as to 369,643 shares and $.30 per share as to 25,000 shares.

     Instead of paying the exercise price in cash, all of the foregoing warrants may be exercised for the net number of shares issuable on the basis that a portion of the shares having a fair market value equal to the exercise price are delivered in payment of the exercise price. The Company has also granted the warrantholders the right to include their shares of Common Stock in certain registration statements filed by the Company under the Securities Act of 1933. See "Ownership of Common Stock."

OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of July 20, 1998, with respect to ownership of the Company's Common Stock by (a) each person who is known by the Company to own beneficially 5% or more of the Common Stock, (b) each Named Officer, (c) each current director and nominee for director of the Company and (d) all executive officers and directors of the Company as a group.



   Shares
                                             Beneficially          Percentage
               Name*                             Owned              Ownership
 ------------------------------------      ---------------        --------------
 Dr. Gershon Weltman                         300,311 (1)             5.8%
 21010 Erwin Street
 Woodland Hills, CA  91367

 Dr. John Lyman                              198,911 (2)             3.6%

 Stanley B. Schneider                        139,111 (3)             2.7%

 Robert Parker                                12,500 (4)             **

 Thomas J. Lubaczewski                        78,800 (5)             1.5%

 Dr. Richard E. Vestewig                      20,800 (6)             **

 All Executive Officers and Directors        776,133 (7)            14.6%
 as a Group (7 persons)

 Dr. Amos Freedy                             367,630 (8)             7.0%
 Freedy Family Trust
 3A Kashani Street
 Tel Aviv, Israel

 Steven P. Corda                               -0-                   -0-

 Michael L. Laney                              -0-                   -0-

 Winston Mar                                 764,286 (9)             3.1%
 TWG, Inc.
 5631 Leeds Street
 Southgate, CA  90280

 Eagle Capital, Ltd.                         744,444 (10)           13.6%
 3836 North Keeler Street
 Suite 200
 Chicago, Illinois 60641

------------------------------------

*    Includes addresses of 5% or more stockholders
**   Less than 1%

(1) Includes 53,800 shares subject to options which are exercisable within 60 days and excludes 6,530 shares held in the Company's 401(k) Plan over which Dr. Weltman, as trustee, has voting power.

(2) Includes 10,000 shares subject to options which are exercisable within 60 days.
(3) Includes 10,000 shares subject to options which are exercisable within 60 days.
(4) Includes 12,500 shares subject to options which are exercisable within 60 days.
(5) Includes 28,800 shares subject to options which are exercisable within 60 days.
(6) Includes 20,800 shares subject to options which are exercisable within 60 days.
(7) Includes the shares described in Notes (1) through (6) and 25,700 shares subject to exercisable options held by an officer not named in the table.
(8) Includes 55,556 shares of Common Stock and warrants to purchase 55,556 shares of Common Stock which the Freedy Family Trust has agreed to purchase from the Company, and 12,800 shares subject to exercisable options held by Mr. Freedy. Mr. Freedy is a trustor and beneficiary of the Freedy Family Trust.
(9) Includes 250,000 shares which TWG, Inc. has agreed to purchase in installments through October 1998, and 394,643 shares subject to exercisable warrants. TWG, Inc., the record owner of the shares, is controlled by Winston Mar.
(10) Includes 300,000 shares subject to currently exercisable warrants.

                               AUDITORS OF THE COMPANY

     The Company's independent certified public accountants for the fiscal year ended March 31, 1998 were Beckman Kirkland & Whitney, which firm the Company intends to appoint for the current fiscal year. A representative of Beckman Kirkland & Whitney is expected to be present at the Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

                                STOCKHOLDER PROPOSALS

     Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 1999 Annual Meeting must submit such proposal so that it is received by the Company no later than April 1, 1999, and such proposal must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     Pursuant to the Company's Bylaws, no business proposal will be considered properly brought before an Annual Meeting by a stockholder, and no nomination for the election of directors will be considered properly made at an Annual Meeting by a stockholder, unless advance notice thereof and certain information is provided to the Company in accordance with the Bylaws.

                               DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, in the event any additional matters should be properly presented.

                                   GERSHON WELTMAN
                                      Secretary

July 29, 1998

                              PERCEPTRONICS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 11, 1998

    KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints DR. GERSHON WELTMAN and THOMAS LUBACZEWSKI, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the common shares of PERCEPTRONICS, INC. held of record by the undersigned on July 20, 1998, at the Annual Meeting of Stockholders to be held on September 11, 1998, or any adjournment thereof, as indicated below and, in their discretion, on other matters which properly come before the meeting.

(1)  ELECTION OF DIRECTORS:
     / / FOR all nominees listed below (except  / / WITHHOLD AUTHORITY to vote for all nominees listed
as                                                  below
        indicated to the contrary below)

  Dr. Gershon Weltman, Steven P. Corda, Dr. Amos Freedy, Michael L. Laney, Dr.
                John Lyman, Robert Parker, Stanley B. Schneider

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

    (2) IN THEIR DISCRETION, ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PERCEPTRONICS, INC. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                         (CONTINUED FROM REVERSE SIDE)

    YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                                                    IMPORTANT: Please sign
                                                    exactly as your name or
                                                    names appear on the share
                                                    certificates, and when
                                                    signing as an attorney,
                                                    executor, administrator,
                                                    trustee or guardian, give
                                                    your full title as such. If
                                                    the signatory is a
                                                    corporation, sign the full
                                                    corporate name by duly
                                                    authorized officer, or if a
                                                    partnership, sign in
                                                    partnership name by
                                                    authorized person.
                                                    Date: ________________, 1998
                                                    ____________________________

                                                             Signature
                                                    ____________________________

                                                             Signature